As filed with the Securities and Exchange Commission
on February 19, 2002
Registration No. -_______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________

Mediware Information Systems, Inc.
(Exact name of registrant as specified in its charter)
___________________

New York 112209324
(State or other jurisdiction of (I.R.S. Employer
incorporation or organization) Identification No.)

11711 W 79TH STREET, LENEXA, KS 66214
(Address of principal executive offices)
___________________

MEDIWARE INFORMATION SYSTEMS, INC. 2001 STOCK OPTION PLAN

MEDIWARE INFORMATION SYSTEMS, INC. 1997 STOCK OPTION PLAN FOR
NON-EMPLOYEE DIRECTORS

MEDIWARE INFORMATION SYSTEMS, INC. 1992 EQUITY INCENTIVE PLAN

(Full title of the plans)
___________________

George Barry, Chief Executive Officer
Mediware Information Systems, Inc.
11711 W 79TH STREET LENEXA, KS 66214
(Name and address of agent for service)
___________________

(913) 307-1000
(Telephone number, including area code, of agent for service)
___________________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of Registration Fee

Common Stock par value $0.10 per share	1,600,000*	$5.75 (1)	$9,200,000 (1)	$846.40 (1)

__________________________

* This Form S-8 is being filed with the Commission to register (i) 900,000 shares of the Registrant's Common Stock for issuance under its 2001 Option Plan, (ii) 500,000 shares of Common Stock for issuance under its 1997 Stock Option Plan For Non-Employee Directors and (iii) 200,000 shares of Common Stock for issuance under its 1992 Equity Incentive Plan.

(1) Pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on February 15, 2002, as reported on the Nasdaq National Market System and published in The Western Edition of The Wall Street Journal.

The Exhibit Index for this Registration Statement is at page 8.

INTRODUCTORY STATEMENT NOT FORMING PART OF PROSPECTUS

This Registration Statement, in addition to registering shares of Common Stock of the Registrant under its 2001 Stock Option Plan and 1997 Stock Option Plan For Non-Employee Directors, is being filed to register 200,000 additional shares of the Registrant's Common Stock to be issued under its 1992 Equity Incentive Plan. Shares of the Registrant's Common Stock to be issued pursuant to the 1992 Equity Incentive Plan were originally registered pursuant to a registration statement on Form S-8 (File No. 333-07591) filed on July 3, 1996 (the "1996 S-8"). The contents of the 1996 S-8 are hereby incorporated by reference into this Registration Statement to the extent that they present information not otherwise presented herein.

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

The following documents of Mediware Information Systems, Inc. (the "Company") filed with the Commission are incorporated herein by reference:

(a) The Company's Annual Report on Form 10-K for the Company's fiscal year ended June 30, 2001;

(b) The Company's Quarterly Report on Form 10-Q for the Company's quarterly period ended September 30, 2001;

(c) The Company's Quarterly Report on Form 10-Q for the Company's quarterly period ended December 31, 2001;

(d) The description of the Company's Common Stock contained in its 1996 S-8 including any amendment or report filed with the Commission for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not Applicable.

Item 5. Interests of Named Experts and Counsel

Not Applicable.

Item 6. Indemnification of Directors and Officers

Article X of the Company's by-laws as amended provides that the Company will indemnify to the fullest extent permitted by the New York Business Corporation Law (the "NYBCL") any officer or director of the Company. Article X of the Company's by-laws further requires the advancement of expenses and permits the maintenance of insurance in connection with claims for indemnification by officers and directors. Other provisions of Article X contain procedures to be followed by directors and officers claiming indemnification and by the Company's representatives in determining an indemnitee's entitlement. The indemnification of officers and directors under Article X of the Company's by-laws is intended to be as extensive as is permitted under applicable law. No statute, charter provisions, by-laws, contract or other arrangements that insures or indemnifies a director or officer of the Company affects his or her liability in such capacity.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

See the attached Exhibit Index at page 8.

The undersigned registrant hereby undertakes that it will submit the 2001 Stock Option Plan and any amendment thereto, as well as amendments to both the 1997 Stock Option Plan For Non-Employee Directors and the 1992 Equity Incentive Plan to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plans.

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lenexa, State of Kansas, on the __ day of February, 2002.

(Registrant) Mediware Information Systems, Inc.

By: /s/ George Barry
_____________________________________
           George Barry
           President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:
Signature	Title	Date

/s/ George Barry _____________________ George Barry	President and Chief Executive Officer (Principal Executive Officer	February 19, 2002

/s/ Lawrence Auriana _____________________ Lawrence Auriana	Director	February 19, 2002

/s/ Jonathan H. Churchill _____________________ Jonathan H. Churchill	Director	February 19, 2002

/s/ John Gorman, M.D _____________________ John Gorman, M.D..	Director	February 19, 2002

/s/ Clinton G. Weiman, M.D. _____________________ Clinton G. Weiman, M.D.	Director	February 19, 2002

/s/ Joseph Delario _____________________ Joseph Delario	Director	February 19, 2002

/s/ Walter Kowsh, Jr. _____________________ Walter Kowsh, Jr.	Director	February 19, 2002

/s/ George Barry _____________________ George Barry	Director	February 19, 2002

/s/ Roger Clark _____________________ Roger Clark	Director	February 19, 2002

/s/ Hans Utsch _____________________ Hans Utsch	Director	February 19, 2002

/s/ Philip H. Coelho _____________________ Philip H. Coelho	Director	February 19, 2002

Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lenexa, State of Kansas on February 19, 2002

(Plan) Mediware Information Systems, Inc. 2001 Stock Option Plan

By: (Signature and Title)	/s/ Roger Clark ________________________ Roger Clark Director, Compensation Committee

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Mediware Information Systems, Inc. Restated Certificate of Incorporation (Incorporated by reference to Exhibit 4 of Registrant's Report on Form S-8 filed July 3, 1996).
5	Opinion of Nordlicht & Hand
10.13	Mediware Information Systems, Inc. 1992 Equity Incentive Plan (Incorporated by reference to Exhibit C to Company's Proxy Statement dated December 17, 1991).
10.41	Mediware Information Systems, Inc. 1997 Stock Option Plan For Non-Employee Directors.
10.42	Mediware Information Systems, Inc. 2001 Stock Option Plan.
23.1	Consent of Richard A. Eisner & Company LLP (consent of independent auditors).
23.2	Consent of N&H (contained in Exhibit 5 hereto).

TYPE:  EX-5
SEQUENCE:  1
DESCRIPTION:  OPINION OF NORDLICHT AND HAND

NORDLICHT & HAND
645 Fifth Avenue
New York, New York 10022
(212) 421-6500

February 19, 2002

Mediware Information Systems, Inc.
11711 W. 79th Street
Lenexa, KS 66214

Attn: Mr. George Barry
President and Chief Executive Officer

Ladies and Gentlemen:

As counsel to Mediware Information Systems, Inc., a New York corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act") of 1,600,000 shares (the "Shares") of the Company's Common Stock, par value $.10 per share (the "Common Stock"), we have examined the registration statement on Form S-8 (the "Registration Statement") in regard thereto, filed under the Act, and such other documents as we have considered necessary for the purposes of this opinion. Based upon such examination, we hereby advise you that:

1. We are of the opinion that the Company is a corporation validly organized and duly existing under the laws of the State of New York.

2. We are further of the opinion that, in the event that the Shares of Common Stock registered pursuant to the Registration Statement shall have been duly issued and paid for pursuant to the terms of the Mediware Information Systems, Inc. 2001 Stock Option Plan, the Mediware Information Systems, Inc. 1997 Stock Option Plan For Non-Employee Directors or the Mediware Information Systems, Inc. 1992 Equity Incentive Plan, such Shares will be legally issued, fully paid and non-assessable securities of the Company.

We are members of the bar of the State of New York. In rendering the foregoing opinion we express no opinion as to laws other than the laws of the State of New York and the Act.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

Nordlicht & Hand

TYPE:  EX-10.41
SEQUENCE:  2
DESCRIPTION:  MEDIWARE INFORMATION SYSTEMS, INC. 1997 STOCK OPTION PLAN FOR
                            NON-EMPLOYEE DIRECTORS

MEDIWARE INFORMATION SYSTEMS, INC.

1997 Stock Option Plan
for Non-Employee Directors

1. Purpose

The purpose of this 1997 Stock Option Plan for Non-Employee Directors (the "Plan") of Mediware Information Systems, Inc. (the "Company"), is to compensate directors for their services without the expenditure of cash and to increase the ownership interest in the Company of non-employee directors whose services are considered essential to the Company's continued progress.

2. Administration

The Plan may be administered by the Board of Directors of the Company (the "Board"), or, if the Board so determines, a Committee (the "Committee") consisting of one or more directors. The term "Board" includes the Committee. Subject to the provisions of the Plan, the Board shall be authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that the Board shall have no discretion with respect to the selection of directors to receive options under the Plan, the number of shares of stock subject to any such options or the Plan, or the purchase price thereunder, and provided, further, that the Board shall not have the authority to materially increase the benefits accruing to participants under the Plan. The determination of the Board in the administration of the Plan, as described herein, shall be final and conclusive and binding upon all persons including, without limitation, the Company, its shareholders and persons granted options under the Plan. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of New York.

3. Participation in the Plan

Directors of the Company who are not full-time employees of the Company or any affiliate of the Company shall be eligible to participate in the Plan ("Eligible Directors").

4. Shares Subject to the Plan

Subject to adjustment as provided in Section 7, an aggregate of 500,000 shares of the Company's common stock ("Stock") shall be available for issuance upon the exercise of options granted under the Plan. The shares of Stock deliverable upon the exercise of options may be made available from authorized but unissued shares or shares reacquired by the Company, including shares purchased in the open market or in private transactions. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the shares subject to, but not delivered under, such option may again become available for the grant of other options under the Plan. Shares deliverable to the Company in full or partial payment of the purchase price payable pursuant to paragraph (g) of Section 6 or withholding tax pursuant to paragraph (f) of Section 6 shall not become available for the grant of other options under the Plan.

5. Non-Statutory Stock Options

All options granted under the Plan shall be non-statutory options not intended to qualify under Section 422 of the Internal Revenue Code of 1986.

6. Terms, Conditions and Form of Options

Each option granted under this Plan shall be evidenced or confirmed by a written agreement in such form as the Committee shall from time to time approve. Such options and agreements shall contain and be subject to the following terms and conditions and the other terms and conditions of this Plan:

(a) Option Grant Dates. Options to purchase 3,600 shares of Stock (as adjusted pursuant to Section 7) shall be granted automatically to each Eligible Director (and options to purchase 10,800 shares of such Stock shall be granted automatically to the Chairman of the Board) on the first day of each fiscal year starting with fiscal 1998 through fiscal 2004. New directors will be granted options covering 1,800 shares for each full six-month period remaining in the fiscal year effective as of the first day of the month following their election or appointment to the Board.

(b) Purchase Price. The purchase price per share of Stock for which each option is exercisable shall be 100% of the fair market value per share of Stock on the date the option is granted (or if such day is not a trading day then the next preceding trading day). The fair market value on any given date shall be the average of the high and low reported sales price of the Stock (or if such sales prices are not reported, the bid and asked quotations) for the date in question as generally reported for stocks quoted on NASDAQ or on the consolidated reporting system.

(c) Exercisability and Term of Options. Each option granted under the Plan will vest and will become exercisable in two equal installments on the first day of the seventh month of such fiscal year and on the first day of the next fiscal year after the date of grant provided that the grantee shall be a director on such vesting date (except as otherwise provided in clauses (d) and (e)). Each option granted under the Plan shall expire eight years from the date of grant, and shall be subject to earlier termination as hereinafter provided.

(d) Termination of Service. In the event of the termination of service on the Board by the holder of any option, other than by reason of retirement, total and permanent disability or death as set forth in paragraph (e) hereof, the then outstanding options of such holder may be exercised only to the extent that they were exercisable on the date of such termination. All exercisable options shall remain exercisable until their stated expiration date. For purposes of this Plan, the term "by reason of retirement" shall mean retirement pursuant to Board policy.

(e) Retirement. Disability and Death. In the event of termination of service by reason of retirement (as defined above) or the total and permanent disability of the holder of any option, each of the then outstanding options of such holder will continue to mature and become exercisable in accordance with paragraph (c) above and the holder may exercise the matured installments at any time until the expiration date of the term of the option. In the event of the death of the holder of any option, each of the then outstanding options of such holder will immediately become exercisable in fill and shall continue to be exercisable by the optionee's representative until the expiration date of the term of the option.

(f) Withholding. If required by law for the deductibility of expense items for income tax purposes, the Committee may cause to be made, as a condition precedent to the exercise of an option, appropriate arrangements with the optionee or his or her representative for the withholding of any federal, state, local or foreign taxes. If so elected by the optionee or representative (which election shall not be made so as to disqualify the Plan or transaction from eligibility for exemption from Section 16(b) of the Securities Exchange Act of 1934 by reason of Rule 16b-3 thereunder), such withholding taxes may be paid by authorizing the Company to withhold shares of Stock to be issued, or by delivering to the Company shares of Stock owned by the optionee or representative, in either case having a fair market value equal to the amount of such taxes.

(g) Payment. Options may be exercised only upon payment to the Company in fill of the purchase price of the shares to be delivered. At the election of the optionee or his or her representative (subject to the limitations set forth in paragraph (f) hereof), such payment shall be made in cash or in Stock, or in a combination of cash and Stock. The sum of the cash and the fair market value of such Stock shall be at least equal to the aggregate purchase price of the shares to be delivered.

7. Adjustment upon Changes in Stock; Successor Corporation; Change in Control

(a) Merger, etc. If there shall be any change in the Stock subject to the Plan or to any option granted thereunder through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, exchange of stock or other change in the corporate structure, appropriate adjustments shall be made in the aggregate number and kind of shares or other securities or property subject to the Plan, and the number and kind of shares or other securities or property subject to outstanding and to subsequent option grants and in the purchase price of outstanding options to reflect such changes.

(b) Successor Corporation. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provisions for the preservation of the rights of the holders of options under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer or assets.

(c) Change in Control. The following actions shall occur as a result of; or in anticipation of, any Change in Control to assure fair and equitable treatment of the holders of options:

(i) all options shall become exercisable and vested on the seventh business day before the scheduled date of any Change in Control;

(ii) the holder of an option may at his option, require the Company to purchase his options at its equivalent cash value, based on fair market value, as determined by the Board, as of a scheduled or anticipated effective date of a Change in Control provided that the purchase of the Option by the third "person" effectuating the "Change in Control" at such equivalent cash value as of the date of the Change in Control shall satisfy the Company's obligation under this clause (ii).

(d) Change in Control. A "Change in Control" shall mean the occurrence of any of the following events and shall be deemed hostile unless the Board of Directors declares by resolution adopted prior to the occurrence of such event that the Board consents to such event:

(i) a third "person", including a "group", as those terms are used in Section 13(d) of the Securities Exchange Act of 1934 ("Exchange Act") is or becomes the beneficial owner (as that term is used in said Section 13(d)) of stock having thirty percent (30%) or more of the total number of votes that may be cast for the election of members of the Board;

(ii) all or substantially all of the assets and business of the Company are sold, transferred or assigned to, or otherwise acquired by, any other entity or entities;

(iii) as a result of; or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who are members of the Board before the Transaction shall cease to constitute a majority of the Board of the Company or any successor to the Company; or

(iv) unless the Board otherwise directs by resolution adopted prior thereto, if a third "person", including a "group" (as those terms are used in Sections 13(d) of the Exchange Act) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of capital stock having 20% or more of the total number of votes that may be cast for the election of directors or a proxy contest occurs, and, during the period of twenty-four months following such event, the individuals who at the occurrence of such event constituted the Board cease for any reason to constitute at least a majority thereof; unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least three-quarters of the directors then still in office who were directors at the occurrence of such event.

8. Options Non-Assignable and Non-Transferable

Each option and all rights thereunder shall be non-assignable and non-transferable other than by will or the laws of descent and distribution and shall be exercisable during the holder's lifetime only by the holder or the holder's guardian or legal representative.

9. Limitation of Rights

(a) No Right to Continue as a Director. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the director has a right to continue as a director for any period of time, or at any particular rate of compensation.

(b) No Shareholder's Rights for Option Holder. An optionee shall have no rights as a shareholder with respect to the shares covered by options granted hereunder until the date of the issuance of a stock certificate therefor, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

10. Effective Date and Duration of Plan

The Plan shall become effective on July 1, 1997 subject to approval by the shareholders at the first Meeting of Shareholders held after the end of the 1997 fiscal year. The period during which option grants shall be made under the Plan shall terminate on June 30, 2004, but such termination shall not affect the terms of any then outstanding options.

11. Amendment, Suspension or Termination of the Plan

The Board of Directors may suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the shareholders, no revision or amendment shall change the selection or eligibility of directors or categories of directors to receive options under the Plan, the amount or price of securities or options to be awarded, the timing of options or awards, the number of shares of Stock subject to any options or the Plan, the exercise or purchase price thereunder, or materially increase the benefits accruing to participants under the Plan, and further provided, that no amendment or termination shall, when taken as a whole, adversely and materially affect the rights of any recipient of a previously granted option without his or her consent unless the amendment or termination is necessary or desirable for the continued validity of the Plan or its compliance with Rule 16b-3 or any successor rules under the Securities Exchange Act of 1934 or any other rule or regulation or any agreement with a securities exchange or quotation system.

12. Notice

Any written notice to the Company required by any of the provisions of this Plan shall be addressed to the Secretary of the Company and shall become effective when it is received.

13. Use of Proceeds

Proceeds from the sale of Stock pursuant to options granted under the Plan shall constitute general finds of the Company.

14. Fractional Shares

No fractional shares of Stock shall be issued pursuant to options granted hereunder, but in lieu thereof; the cash value of such fractional share shall be paid.

15. Compliance with Law

All options shall be subject to compliance with all applicable laws and each option agreement shall so provide and shall contain appropriate provisions to that end.

Amendment Number 1 to
Mediware Information Systems, Inc. 1997 Stock Option Plan for Non-Employee Directors
___________________________________________________________________________

WHEREAS, the Board of Directors of the Company has determined that the compensation paid to independent members of the Board through the 1997 Stock Option Plan for Non-Employee Directors (the "Plan") can be compensated in a simpler manner than previously paid by eliminating the grant of shares of the Company's Stock to such directors; and

WHEREAS, the Board of Directors of the Company has determined that the method for paying Directors of the Company can be amended to better align the interests of the Directors with the interest of shareholders of the Company.

NOW, THEREFORE, the Board has approved, and the Company's shareholders have ratified and approved the following amendment to the Plan as follows:

Amendment to Section 6(a) of the Plan

Section 6(a) is hereby deleted in its entirety and replaced with the following:

"(a) Option Grant Dates. Options to purchase 8,500 shares of Stock (as adjusted pursuant to Section 7) shall be granted automatically to each Eligible Director (and options to purchase 22,500 shares of such Stock shall be granted automatically to the Chairman of the Board) on the first day of each fiscal year starting with fiscal 2002 through fiscal 2004. New directors will be granted options covering 4,250 shares for each full six-month period remaining in the fiscal year effective as of the first day of the month following their election or appointment to the Board."

____________________________________________________________________________

Adopted and declared effective by the Board of Directors of the Corporation on December 13, 2001. Approved by vote of the holders of a majority of the shares of Common Stock of the Corporation entitled to vote on January 28, 2002.

TYPE:  EX-10.42
 SEQUENCE:  3
 DESCRIPTION:  2001 STOCK OPTION PLAN

MEDIWARE INFORMATION SYSTEMS, INC.

2001 STOCK OPTION PLAN

1. Purpose of the Plan. The purpose of the Plan is to attract, retain and reward employees and directors of, and persons providing services to, Mediware Information Systems, Inc., a New York corporation, and any successor corporation thereto (the "Corporation") and any present or future parent and/or subsidiary corporations thereof (all of which, along with the Corporation, being collectively referred to as the "Participating Company Group" and individually as a "Participating Company"), and to motivate such persons to contribute to the growth and profits of the Participating Company Group in the future by giving such persons a greater personal interest in the success of the enterprise. For the purposes of this Plan, a parent corporation and a subsidiary corporation shall have the definitions set forth in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

2. Administration.

(a) Administration by Board and/or Committee. The Plan shall be administered by the Board of Directors of the Corporation (the "Board") or by a duly appointed committee of the Board (the "Committee"), having such powers as shall be specified by the Board. If appointed, the Committee shall consist of not less than two of the then members of the Board who are not employed by any Participating Company. Any subsequent references herein to the Board shall also mean the Committee, if such Committee has been appointed and, unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to terminate or amend the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law. The Committee, if appointed, shall select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum and all determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be fully as effective as if made by a majority vote at a meeting duly called and held. The Committee may appoint a Secretary, shall keep minutes of its meetings and shall have full power to make and amend such rules and regulations for the conduct of its business and for the administration of the Plan as it shall deem appropriate.

(b) Interpretation of the Plan. All determinations of the Board shall be final and binding upon all persons having an interest in the Plan or granted options under the Plan ("Options"). The Board shall determine all questions of interpretation of the Plan or of any Options, and such determinations shall be final and binding upon all persons having an interest in the Plan or any Option.

(c) Authority to Vary Terms. The Board shall have the authority from time to time to vary the terms of an individual Option either in connection with the grant of the Option or the amendment of the Option or in connection with the authorization of a new standard form or forms of notice of grant or stock option agreement; provided that the terms and conditions of such revised or amended standard form or forms shall be in accordance with the terms of this Plan.

3. Shares Subject to Plan.

(a) Type of Security. Options granted under the Plan shall be for shares of the Corporation's common stock, par value $.10 per share (the "Common Stock").

(b) Number of Shares. Subject to adjustment pursuant to Section 9, below, the maximum number of shares of Common Stock that may be issued and sold under the Plan shall be Nine Hundred Thousand (900,000) shares. Such shares may be either authorized and unissued shares or treasury shares, and such shares will not be offered to the Corporation's stockholders prior to their issuance under the Plan.

(c) Termination of Options. If Options granted under the Plan shall terminate or expire without being wholly exercised, or if any shares issuable upon the exercise of Options are surrendered to the Corporation or subject to repurchase by the Corporation and are so repurchased, new Options may be granted under the Plan covering the number of shares to which such termination, expiration, surrender or repurchase relates. Notwithstanding the foregoing any such shares shall be made subject to a new Option only if the grant of such new Option and the issuance of such shares pursuant to such new Option would not cause the Plan or any Option granted under the Plan to contravene Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(d) Listing and Qualification of Shares. The Corporation shall not, upon the exercise of any Option, be required to issue or deliver any shares of Common Stock prior to (a) the admission of such shares to listing on any stock exchange on which the Common Stock is then listed, if any, and (b) the completion of such registration or other qualification of such shares under any federal, state or foreign rule or regulation as the Corporation shall determine to be necessary or advisable.

4. Eligibility. Options may be granted to employees (including officers) and directors of a Participating Company or to individuals who are rendering services as consultants, advisors, or other independent contractors to a Participating Company. Subject to the foregoing, the Board shall have full and final authority to determine the persons who are to be granted Options under the Plan ("Optionees"). Eligible persons may be granted more than one Option.

5. Type of Options. An Option granted under this Plan shall, as determined by the Board, be either an incentive stock option which conforms to the provisions of Section 422 of the Code (an "Incentive Stock Option") or a non-qualified option which either is not an incentive stock option (and does not conform to the provisions of Section 422 of the Code) or does so conform to the provisions of Section 422 of the Code but the Committee determines is being issued as a non-qualified option regardless (a "Non-qualified Option"). The rules and limitations in this Plan related to Incentive Stock Options are designed to comply with amendments or modifications to Section 422 or any successor provisions. Not to limit the generality of the foregoing,

(a) a director of a Participating Company may only be granted a Non-qualified Option unless the director is also an employee of a Participating Company;

(b) an individual who is rendering services as a consultant, advisor or other independent contractor may only be granted a Non-qualified Option;

(c) to the extent that the aggregate fair market value (determined at the time the Option is granted) of the stock with respect to which Incentive Stock Options are exercisable by an Optionee for the first time during any calendar year (under all stock options plans of the Participating Company Group, including this Plan) exceeds $100,000, such options shall be treated as Non-qualified Options (The foregoing limitation shall be applied by taking into account the order in which Incentive Stock Options were granted); and

(d) except as provided in Section 8, below, no option that is intended to be an Incentive Stock Option may be exercised unless the Optionee is then in the employ of a Participating Company and shall have been continuously employed by a Participating Company since the grant of his Option.

6. Terms and Conditions of Options. Subject to the provisions of this Plan, the Board shall determine for each Option (which need not be identical) the number of shares of Common Stock for which the Option shall be granted, the exercise price of the Option, the timing and terms of exercisability and vesting of the Option, the time of expiration of the Option, the effect of the termination of the Optionee's employment or service, whether the Option is to be treated as an Incentive Stock Option or as a Non-qualified Option, the method for satisfaction of any tax withholding obligation arising in connection with the Option, including by the withholding or delivery of shares of Stock, and all other terms and conditions of the Option not inconsistent with the Plan. Options granted pursuant to the Plan shall be evidenced by written notices specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish, which notices may incorporate all or any of the terms of the Plan by reference, and shall comply with and be subject to the following terms and conditions:

(a) Exercise Price. The exercise price for each Option shall be established in the sole discretion of the Board; provided, however that,

(i) the exercise price of an Incentive Stock Option will not be less than 100% of the fair market value of the stock on the date of the grant of the Option, as determined by the Board in accordance with the applicable Code provisions and regulations;

(ii) unless otherwise determined by the Board, the exercise price of a Non-qualified Option shall not be less than 85% of the fair market value of the stock on the date of the grant of the Option, as determined by the Board in accordance with the applicable Code provisions and regulations;

(iii) an employee of the Participating Company Group that, at the time an Option is proposed to be granted to such employee, owns stock possessing more than 10% of the total combined voting power of all classes of stock of any Participating Company within the meaning of Section 422(b)(6) of the Code (a "Ten Percent Owner Optionee"), may only be granted a Non-qualified Option, unless the exercise price for the Option is at least 110% of the fair market value of the stock subject to the Option on the date the Option is granted as determined by the Board; and

(iv) in no event may the exercise price be less than the par value of the Stock.

Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Non-qualified Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

(b) Exercise Period of Options.

(i) Each Option will vest and be exercisable in any manner that the Board, in its discretion, may establish, provided that if no vesting period or other restriction on vesting is specified in the resolution passed granting any Option, such Option shall, subject to the provisions of this Section 6(b) and Section 8, below, vest and be exercisable as follows: 33-1/3% after one year from grant, 66-2/3% after two years from grant, and 100% after three years from grant. The right to purchase the Stock included in each installment is cumulative, i.e., once such right has become exercisable it may be exercised in whole at any time or in part from time to time until the expiration of the Option.

(ii) Unless the Board expressly provides otherwise in its grant of an option, each employee of a Participating Company that is granted an Option, must remain in the continuous employ of or otherwise provide services to a Participating Company for at least one year from the date his option is granted before he can exercise any part thereof.

(iii) No Incentive Stock. Option may be exercised after the expiration of a period of ten years after the date the option is granted.

(iv) No Non-qualified Stock Option may be exercised after the expiration of a period of ten years and one day after the date the Option is granted, unless otherwise specified by the Board.

(v) By its terms, no Incentive Stock Option granted to a Ten Percent Owner Optionee may be exercised after the expiration of five years after the date such Option is granted.

(vi) Notwithstanding anything to the contrary set forth in this Plan, all Options shall vest and be exercisable in full immediately upon the occurrence of a Change in Control of the Corporation. For purposes of this Plan, a "Change in Control" shall be deemed to have occurred if any of the following events occur: (i) the public announcement that a person or entity, other than a Company Affiliate, has become the beneficial owner of 20% or more of the voting power of all securities of the Corporation then outstanding in one transaction or series of transactions, (ii) the commencement of a tender offer or tender exchange by any person other than a Company Affiliate, if upon the consummation thereof such person would be the beneficial owner of 20% or more of the voting power of all securities of the Corporation then outstanding; (iii) the individuals who constituted the Board of Directors of the Corporation on the date this Plan was adopted cease for any reason to constitute a majority thereof, provided that any person becoming a director subsequent to such date whose election or nomination was approved by at least three quarters of such incumbent Board of Directors shall be considered as though such person were an incumbent director; (iv) a merger or consolidation with any entity other than a Company Affiliate, where the stockholders of the Corporation before such merger or consolidation do not retain directly or indirectly, at least a majority of the beneficial interest in the voting stock of the surviving entity after such merger or consolidation; (v) the sale, exchange or transfer of all or substantially all of the assets of the Corporation (other than a sale, exchange or transfer to a Company Affiliate); or (vi) a liquidation or dissolution of the Corporation. For the purposes of this Plan, "Company Affiliate" means any person or entity that is a Participating Company or that controls, is controlled by, or which is under common control with a Participating Company immediately prior to the consummation of a transaction referenced in this Sections 6(b)(vi).

(c) Method of Exercise. The exercise of an Option must be by written notice to the Corporation which must state the election to exercise the Option, the number of shares for which the Option is being exercised and such other representations and agreements as to the Optionee's investment intent with respect to such shares as may be required pursuant to the provisions of the Plan. The written notice must be signed by the Optionee and must be delivered in person, by certified or registered mail, return receipt requested, or by confirmed facsimile transmission, to the Chief Financial Officer or other authorized representative of the Corporation, prior to the termination of the Option, accompanied by full payment of the exercise price for the number of shares being purchased.

(d) Payment of Exercise Price.

(i) The shares to be purchased upon each exercise of any Option shall be paid for in full at the time of such exercise, such payment to be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Corporation of shares of the Corporation's capital stock owned by the Optionee and having a fair market value on the date of exercise (as determined by the Board of Directors, but without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreement with an underwriter for the Corporation) equal to the aggregate exercise price of the shares of Common Stock to be purchased upon such exercise, (iii) by the assignment of the proceeds of a sale of some or all of the Common Stock being acquired upon the exercise of the Option ("Immediate Sale Proceeds"), or (iv) by any combination of the methods of payment provided in clauses (i) - (iii). When payment is made in whole or in part with shares of the Corporation's capital stock owned by the Optionee, such shares as are surrendered by the Optionee shall be exchanged share for share for an equal number of shares being issued upon the exercise of the Option, but the aggregate fair market value of such surrendered shares shall be credited against the aggregate purchase price of all of the shares with respect to which the Option is then being exercised.

(ii) Notwithstanding the foregoing, an Option may not be exercised by tender to the Corporation of shares of the Corporation's capital stock to the extent such tender of stock would constitute a violation of the provisions of any law, regulation and/or agreement restricting the redemption by the Corporation of its own securities or, in the opinion of the Corporation's counsel, might impair the ability of purchasers of Stock from taking full advantage of the provisions of Section 1202 of the Code relating to capital gains treatment of stock issued by the Corporation. Unless otherwise provided by the Board, an Option may not be exercised by tender to the Corporation of its capital stock unless such stock either has been owned by the Optionee for more than six (6) months or was not acquired, directly or indirectly, from the Corporation.

(iii) The Corporation reserves, at any and all times, the right, in the Corporation's sole and absolute discretion, to establish, decline to approve and/or terminate any program and/or procedures for the exercise of Options by means of an assignment of Immediate Sale Proceeds.

(e) Tax Matters.

(i) The Corporation's obligation to deliver shares of Common Stock or make any payment upon the exercise of any Option shall be subject to applicable foreign, federal, state and local tax withholding and reporting requirements. At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Corporation, the Optionee, by accepting the grant of the Option, shall be considered to have authorized payroll withholding and otherwise agreed to make adequate provision for foreign, federal, state and local tax withholding obligations of the Corporation, if any, which arise in connection with the Option, including, without limitation, obligations arising upon (i) the exercise, in whole or in part, of the Option, (ii) the transfer, in whole or in part, of any Common Stock acquired on exercise of the Option, or (iii) the operation of any law or regulation providing for the imputation of interest, or (iv) the lapsing of any restriction with respect to any Stock acquired on exercise of the Option. The Optionee is cautioned that the Option is not exercisable unless the Corporation's withholding obligations are satisfied. Accordingly, the Optionee may not be able to exercise the Option when desired even though the Option is vested and the Corporation shall have no obligation to issue a certificate for such shares.

(ii) Subsequent to exercise of an option, in the event the Optionee makes a "disqualifying disposition" (i.e., a disposition of shares received upon exercise of the Option held less than two years from the date on which the Option was granted, or less than one year from the date the shares were transferred to the Optionee), the Optionee shall so notify the Corporation, and shall, unless payroll withholding is made by the Corporation as contemplated in Section 6(e)(i), above, pay the Corporation the amount equal to the withholding tax obligation of the Corporation with respect to said "disqualifying disposition".

(f) Certificate Registration. Except in the event the exercise price is paid by Immediate Sales Proceeds, the certificate or certificates for the shares as to which the Option is exercised shall be registered in the name of the Optionee, or, if applicable, the heirs of the Optionee.

(g) Restrictions on Grant of the Option and Issuance of Common Stock. The grant of the Option and the issuance of shares upon exercise of the Option shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. The Option may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations. In addition, the Option may not be exercised unless (i) a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option, or (ii) in the opinion of legal counsel to the Corporation, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE OPTIONEE IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISABLE UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE OPTIONEE MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. Questions concerning this restriction should be directed to the Corporation's legal counsel. As a condition to the exercise of the Option, the Corporation may require the Optionee to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Corporation.

(h) Fractional Shares. The Corporation shall not be required to issue fractional shares upon the exercise of the Option.

(i) Designation of Brokers. The Corporation reserves the right to designate one or more stockbrokers through which all sales of shares issued upon the exercise of Options must be transacted. All Optionees will be notified in writing of any such designation. If such designation is made, the Corporation will not be required to process any sale of shares issued upon the exercise of Options other than through such designated stockbrokers.

7. Non-Transferability of Option; Non-Alienation of Benefits. Options shall be exercisable during an Optionee's lifetime only by the Optionee and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution. Except with the prior written consent of the Corporation, subject to the foregoing, or as otherwise provided herein, no right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same without such consent, if applicable, shall be void. Except with such consent, no right or benefit under this Plan shall in any manner be subject to the debts, contracts, liabilities or torts of the person entitled to such benefit. Except to the extent previously approved by the Corporation in writing, or as otherwise provided herein, if the Optionee should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit hereunder, then such right or benefit shall cease and terminate, and in such event, the Corporation may hold or apply the same or any part thereof for the benefit of the Optionee, the Optionee's spouse, children or other dependents, or any of them, in such manner and in such proportion as the Corporation may in its sole determination deem proper.

8. Termination of Employment.

(a) In General. Except as set forth in Sections 8(b) and 8(c), below, if an employee of a Participating Company who is granted an Option shall cease to be employed by a Participating Company for any reason, all Options granted to him that remain unexercised as of the date of the termination of his employment shall terminate. For the purposes of this Plan, an employee's employment will be deemed to have been terminated if he ceases providing services in any capacity to a Participating Company, or if the company which employs him ceases to be a Participating Company. An employee's employment shall not be deemed to terminate if the employee takes any military leave, sick leave, or other bona fide leave of absence approved by the Company of ninety (90) days or less. In the event of a leave in excess of ninety (90) days, the Optionee's employment shall be deemed to terminate on the ninety-first (91st) day of the leave unless the Optionee's right to reemployment with the Participating Company Group remains guaranteed by statute or contract.

(b) Termination Other than by Death or Disability. If an employee of a Participating Company that is granted an Option shall cease to be employed by a Participating Company for any reason (other than death or disability, as provided in Section 8(c), below), the Option granted to such employee, to the extent unexercised and exercisable by the employee on the date on which the employee ceased to be employed by a Participating Company, may be exercised by the employee within (i) three months after the date on which the employee's employment terminated, or (ii) in the case of Non-qualified Options, such longer time as the Board may determine, in its discretion, but in no event may an Option be exercised later than the expiration of ten years from the date the Option was granted. Notwithstanding the foregoing, if an employee is terminated for Cause by the Corporation or any subsidiary, such employee's Option shall terminate as of the date the employee receives notice of the termination of his employment. "Cause" shall be defined in accordance with the definition of "Cause" in the Optionee's employment agreement with the Corporation or if Optionee does not have an employment agreement, "Cause" shall mean (i) engaging in willful, deliberate or gross misconduct towards the Corporation; (ii) violating the terms of any confidentiality agreement or obligation between the Optionee and the Company; (iii) violating a material Company policy; or (iv) conviction for commission of a felony.

(c) Termination by Death or Disability of an Employee. Except as otherwise provided herein, if an employee's employment with a Participating Company is terminated because of death or disability within the meaning of Section 422(c) of the Code, any Option granted to him, to the extent unexercised and exercisable by the employee on the date on which he ceased to be an employee, may be exercised by the employee (or the employee's legal representative or heirs) at any time prior to the expiration of one year from the date on which the employee's employment terminated, but in no event after the expiration of ten years from the date the Option was granted. An employee's employment shall be deemed to have terminated on account of death if the employee dies within three months after the actual termination of his employment.

(d) Extension if Exercise Prevented by Law. Notwithstanding the foregoing provisions of this Section 8, if the exercise of the Option within the applicable time periods set forth above is prevented by the provisions of Section 6 (g), above, the Option shall remain exercisable until three (3) months after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the expiration of ten years from the date the Option was granted.

(e) Extension if Optionee Subject to Section 16(b). Notwithstanding the foregoing provisions of this Section 8, if the exercise of the Option within the applicable time periods set forth above would subject the Optionee to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which the Optionee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Optionee's termination of employment, or (iii) date that is ten years from the date the Option was granted.

9. Adjustment in Shares Subject to Plan. Appropriate adjustments, as determined by the Board, shall be made in the number and class of shares of Common Stock subject to the Plan and to any outstanding Options and in the exercise price of any outstanding Options in the event of a reclassification, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, rights offering or any other change in the corporate structure or shares of the Corporation.

10. Effect of Change of Control. In the event of a Change of Control, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the "Acquirer"), shall assume the Corporation's rights and obligations with respect to all then outstanding Options granted under this Plan. The Acquirer may substitute options to acquire its own stock having equal value (calculated as of the date of the Change of Control) for such outstanding Options.

11. Time for Granting Options. The plan shall have no termination date; provided, however, that all Incentive Stock Options shall be granted, if at all, prior to the tenth anniversary of the effective date of the Plan.

12. Amendment of the Plan. The Board, including any duly appointed Committee administering this Plan, may from time to time make such changes in and additions to the Plan as it may deem proper and in the best interests of the Corporation, without action on the part of the stockholders of the Corporation, provided, however, that without the approval of the stockholders, no such change or addition may be implemented that (a) deprives any Optionee of any Common Stock which he may have acquired upon the exercise of an Option, (b) increases the total number of shares which may be purchased under the Plan or changes the minimum exercise price (other than adjustments made pursuant to Section 9, above), (c) extends the period during which any Option may be granted or exercised, or (d) changes the provisions of the Plan relating to eligibility. In addition to the foregoing, the approval of the Corporation's stockholders shall be sought for any amendment to the Plan for which the Board deems stockholder approval necessary in order to comply with Rule 16b-3 promulgated under the Exchange Act, or any successor rule or regulation. In any event, no amendment may be implemented that adversely affects any Option previously granted under the Plan without the consent of the Optionee affected thereby, unless such amendment is necessary to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option.

13. Substitution or Assumption of Options. Notwithstanding any other provision of this Plan to the contrary, by action of the Board, the Corporation or any of its subsidiaries may as an incident to or by reason of any corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, substitute new Options on stock of the Corporation for options granted by another employer to its employees on stock of such employer or may assume options granted by another employer to its employees, at such purchase prices and under such conditions as may be permitted by Section 424(a) of the Code, and the Board is hereby expressly authorized to take such action as may be required to effectuate any such issuance or assumption. Shares of the Corporation subject to any option so issued or assumed shall be charged against the total number of shares available for issuance under the Plan.

14. Rights as a Stockholder or Employee. An Optionee shall have no rights as a stockholder with respect to any Common Stock covered by an Option until the date of the issuance of a certificate or certificates for the Common Stock for which the Option has been exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such certificate or certificates are issued, except as provided in Section 9, above. Nothing in the Option shall confer upon the Optionee any right to continue in the employ of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Optionee's employment at any time.

15. Legends. The Corporation may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of Common Stock subject to the provisions of the Plan. Optionees shall, at the request of the Corporation, promptly present to the Corporation any and all certificates representing shares acquired pursuant to the Option in the possession of the Optionee in order to carry out the provisions of this Section 15.

16. Provision of Information. Each Optionee shall be given access to information concerning the Corporation equivalent to that information made available to the holders of the Common Stock generally.

17. Effective Date of the Plan. The Plan shall become effective if and when the Corporation's Board of Directors declares the Plan operative and fixes an effective date therefor, provided that no Option may be exercised unless and until the Plan has been approved by the holders of a majority of the shares of Common Stock of the Corporation outstanding and entitled to vote at a stockholders' meeting.

________________________________________________________

Adopted and declared effective by the Board of Directors of the Corporation on December 13, 2001. Approved by the holders of a majority of the shares of Common Stock of the Corporation entitled to vote on January 28, 2002.

TYPE:  EX-23.1
SEQUENCE:  4
DESCRIPTION: INDEPENDENT AUDITORS' CONSENT

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Mediware Information Systems, Inc. of our report dated August 10, 2001 on our audit of the consolidated financial statements of Mediware Information Systems, Inc. as of and for the year ended June 30, 2001, which is included in the Annual Report on Form 10-K for the year ended June 30, 2001.

Richard A. Eisner & Company, LLP

New York, New York
February 15, 2002